SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 25, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-14705 (Commission File Number)	88-0228636 (IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Exhibits

99.1 Second Amendment and Restatement as of November 20, 2003 to the Credit Agreement dated as of July 21, 1999, as amended and restated as of August 20, 2003.

Item 9.	Regulation FD Disclosure

On November 24, 2003, Allied Waste Industries, Inc. issued a press release announcing the completion of the refinancing of the term loan portions of its senior secured credit facility. The Company’s Term Loan B, Term Loan C and Institutional Letter of Credit Facilities were re-priced at LIBOR plus 275 bps; a reduction of nearly 50 bps. In addition to re-pricing the term loan facilities, the Company, among other things, favorably revised its financial covenants to provide greater operating flexibility.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date November 25, 2003

Exhibit Index

99.1 Second Amendment and Restatement as of November 20, 2003 to the Credit Agreement dated as of July 21, 1999, as amended and restated as of August 20, 2003.